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                                                                   Exhibit 21

                        KEY CORP - LIST OF SUBSIDIARIES
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Corporation
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Key Bank USA, National Association (Ohio)
Key Bank of Washington (Washington)
KeyBank National Association (Alaska)
KeyBank National Association (Colorado)
KeyBank National Association (Idaho)
KeyBank National Association (Maine)
KeyBank National Association (New Hampshire)
KeyBank National Association (New York)
KeyBank National Association (Ohio)
KeyBank National Association (Oregon)
KeyBank National Association (Utah)
KeyBank National Association (Vermont)
KeyBank National Association (Washington)
KeyBank National Association (Wyoming)


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